UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Newpoint Place, Suite 450 Lawrenceville, Georgia	30043
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 12, 2013 (the “Effective Date”), the registrant’s board of directors appointed Messrs. Steve Metayer and J.D. Abouchar to fill the two vacancies on the Board created by the expansion of the Board from five to seven members, each to serve until the next annual meeting of shareholders and his successor has been duly elected and qualified or until his earlier death, resignation or removal. Both of Messrs. Metayer and Abouchar are “independent” under the independence standards applicable to the registrant including Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Neither of Messrs. Metayer and Abouchar had any direct or indirect interest in any transactions with the registrant that requires disclosure under Item 404(a) of Regulation S-K. There is no existing family relationship between either of them or between either of them with any director or executive officer of the registrant.

BIOGRAPHICAL INFORMATION REGARDING

THE INCOMING DIRECTORS

The principal occupation and a brief summary of the backgrounds of Messrs. Metayer and Abouchar are as follows:

Steve Metayer, age 47, from 2010 to present, has been the General Manager, Actuation and Components Value Stream for GE Aviation with operational responsibility for 9 global manufacturing sites. Mr. Metayer has 25 years of business leadership experience with significant leadership roles and a track record of improving business operations and profitability. Prior to his current role, from 2007 to 2010, he held the position of Leader Global Logistics and Fullfillment for GE Aviation. Mr. Metayer earned a B.S, degree in Mechanical Engineering from the University of Rhode Island and an MBA from Boston University. He is a certified Six Sigma Black belt and is certified in Lean Kaizan manufacturing.

John D. (J.D.) Abouchar , age 52, for the last seven years has been an independent consultant to GRT Capital Partners, LLC, and a portfolio manager to GRT Technology L.P. hedge fund and the GRT Tech Market Neutral fund. Prior to joining GRT Capital Partners in 2006, Mr. Abouchar was a Senior Analyst for six years at Pacific Edge Investment Management, a hedge fund specializing in various electronics and technology industries based in Palo Alto, California. From 2007 to 2009, Mr. Abouchar was also an independent director and chairman of the audit committee of InFocus Corporation, formerly a NASDAQ listed company and a manufacturer and distributer of digital projectors and LCD flat panel displays, based in Portland, Oregon.   Mr. Abouchar earned a B.S. degree in Economics from Wharton School, University of Pennsylvania.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 17, 2013 announcing the appointments of Messrs. Steve Metayer and J.D. Abouchar to the Board of Directors of SED International Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: June 17, 2013	By:	/s/ Robert O’Malley
Robert O’Malley, Chief Executive Officer